Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 033-47073, 333-06061, 333-27561, 333-72715, 333-76697, 333-104490, 333-124503, 333-131466, 333-147397, 333-153925 and 333-154364 on Form S-8 and Registration Statement No. 333-163330 on Form S-3 of our report dated November 24, 2009 (January 11, 2010 as to Note 24) relating to the consolidated financial statements and consolidated financial statement schedules of The Scotts Miracle-Gro Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new guidance regarding employers’ accounting for defined benefit pension and postretirement plans as of September 30, 2007) and our report dated November 24, 2009 relating to the effectiveness of The Scotts Miracle-Gro Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K of The Scotts Miracle-Gro Company.
/s/ Deloitte & Touche LLP
Columbus, Ohio
January 11, 2010